Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F‑3 (No. 333-277362) and Form S-8 (No. 333-284836; No. 333-260683; No.333-238042) of The Bank of N.T. Butterfield & Son Limited of our report dated February 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
February 18, 2026